Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of First National Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.
The quarterly report of the Company for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2010	By:	/s/J. Barry Mason
J. Barry Mason
President and Chief Executive Officer

Date: May 10, 2010	By:	/s/Kitty B. Payne
Kitty B. Payne
Executive Vice President/Chief Financial Officer